UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   November 30, 2005


                          Infe - Human Resources, Inc.
          ___________________________________________________________
             (Exact name of registrant as specified in its chapter)


                       NEVADA                  000-27347
          ___________________________________________________________
              (State or other jurisdiction            (Commission
                of incorporation)                  File Number)


                                   58-2534003
                           _____________________________
                         (IRS Employer Identification No.)


              67 Wall Street, 22nd Floor, New York, NY  10005-3198

             (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (212) 859-3466

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
================================================================================

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Note and Stock Purchase Warrant Financing

On November 30, 2005, Infe-Human Resources, Inc. (the "Company") entered into a Securities Purchase Agreement with various investors pursuant to which they acquired convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $3,000,000, together with Stock Purchase Warrants (the "Warrants") to acquire 1,200,000 shares of the Company's common stock. The Convertible Notes and the Warrants may be collectively referred to herein as the "Securities".

The Convertible Notes are convertible at anytime prior to payment into shares of the Company's common stock at a rate based on the trading price of the Company's common stock. The Warrants are exercisable into shares of common stock at price of $1.50 per share. The conversion and exercise price of the Securities are subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations

The Securities were not registered under applicable securities laws and were sold in reli-ance on an exemption from such registration. Each of the investors is an "accredited investor" and the Company believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company is obligated within 30 days to register with the Securities and Exchange Commission the Securities. Furthermore, the Securities are subject to certain demand and piggy-back registration rights.

Item 9.01 Financial Statements and Exhibits

(a)(b)(c)(d) None

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 06, 2005


INFE-Human Resources, Inc.


By: /s/Art Viola
     ------------------------------
Name:    Art Viola
Title:   Chief Executive Officer,
         Sole Director and Principal
         Financial Officer